                                    EXHIBIT B

                             JOINT FILING AGREEMENT


            The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it containing therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is accurate.


Dated: February 12, 1996


                                        By:  /s/ Mohan V. Phansalkar
                                             -----------------------
                                             Mohan V. Phansalkar
                                             Vice President


                                        Robert Day


                                        By:  /s/ Mohan V. Phansalkar
                                             -----------------------
                                             Under Power of Attorney dated
                                             January 30, 1996, on Filed with
                                             Schedule 13G Amendment Number 1
                                             for Matrix Service Co. dated
                                             January 30, 1996.



                                       B-1